UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2006 (March 7, 2006)

Radiologix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23311	75-2648089
(Commission File Number)	(IRS Employer Identification No.)

3600 JP Morgan Chase Tower 2200 Ross Avenue Dallas, Texas	75201-2776
(Address of Principal Executive Offices)	(Zip Code)

(214) 303-2776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 9, 2006, Radiologix, Inc. (the “Company”) announced financial results for its fourth quarter and fiscal year ended December 31, 2005. A copy of the press release announcing the results is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The press release furnished as Exhibit 99.1 contains non-GAAP financial measures used as analytical indicators by the Company’s management and the healthcare industry to assess the Company’s business performance. These measures also serve in assessing leverage capacity and the ability to service debt. The Company believes this information is useful to investors and other interested parties. This information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included in the release.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In response to a comment letter that the Company received from the Staff of the Securities and Exchange Commission (the “SEC”) in connection with a customary review of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, (the “Annual Report”), the Company has reevaluated the accounting treatment of the Presgar equipment lease financing arrangement (the “PresGar Transaction”) acquired on October 31, 2004 for $13.9 million. As a result, on March 7, 2006, the Company, in consultation with its independent registered public accounting firm, Ernst & Young (“E&Y”), determined that the Company’s financial statements in the Annual Report should be restated. The restatement relates to the accounting treatment of the PresGar Transaction, which contained a long-term right to provide certain MRI systems to a Radiologix subsidiary in Rochester, New York. The PresGar Transaction was capitalized as an intangible asset and amortized on a straight line basis over the remaining length of the management services agreement with The Ide Group, P.C., (the physician group in Rochester, New York). The Company and E&Y have determined that the PresGar Transaction should have been accounted for as a contractual termination and expensed in the fourth quarter of 2004. As a result of this determination, the Company will be restating its financial statements in the Annual Report and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005 (the “Quarterly Reports”). The financial statements in the Company’s Annual Report and Quarterly Reports should no longer be relied upon.

The Company’s Audit Committee and authorized officers have discussed with E&Y the matters disclosed in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

99.1	Press Release issued by the Company on March 9, 2006, relating to Radiologix, Inc.’s financial results for the fourth quarter and fiscal year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIOLOGIX, INC.
Date: March 10, 2006

	By:	/s/ Michael L. Silhol
	Name:	Michael L. Silhol
	Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT LIST

Exhibit No.	Description of Exhibit

99.1	March 9, 2006 Press Release